SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: June 24, 2002

                          ENERGY CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)

                                  333-29001-01
                            (Commission File Number)


                                  West Virginia
                 (State or other jurisdiction of incorporation)

                                   84-1235822
                      (IRS Employer Identification Number)


                      4643 South Ulster Street, Suite 1100
                             Denver, Colorado 80237
              (Address of principal executive offices and zip code)

                                 (303) 694-2667
              (Registrant's telephone number, including area code)

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

     As previously reported, on December 27, 2001, Energy Corporation of America
(ECA) received a Notice of Default from certain holders of its $200 million 9-1/2% Senior Subordinated Notes due 2007 (the "Notes") alleging a default under
4.9 of the Indenture pursuant to which the Notes were issued. The alleged default related to the proper calculation of Net Proceeds of an Asset Sale, particularly with respect to the deduction for taxes paid or payable as a result of such sale. On December 28, 2001, ECA filed a declaratory judgment action in the United States District Court for the Southern District of West Virginia, civil action number 3:01-1317, against the holders of the Notes who issued the Notice of Default (the "Noteholders"), asking the court to confirm the proper calculation of Net Proceeds of an Asset Sale under the Indenture. On January 25, 2002, the United States District Court for the Southern District of West Virginia entered an order denying the Noteholder's Motion to Dismiss and granting ECA's Motion for Partial Summary Judgment, which order approved ECA's methodology in calculating taxes paid or payable in connection with an Asset Sale.

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     On  February  28, 2002, the Noteholders filed an answer and counterclaim in the declaratory judgment action. The counterclaim alleged that ECA's sale of Mountaineer Gas Company in August of 2000 constituted a sale of substantially all assets of ECA, as opposed to an Asset Sale, and invoked certain obligations under the Indenture to repurchase the outstanding Notes. On March 25, 2002, ECA filed its Second Motion for Partial Summary Judgment, asserting that the Noteholders were barred from asserting the counterclaim. On June 3, 2002, the United States District Court for the Southern District of West Virginia entered an order granting ECA's Second Motion for Partial Summary Judgment, which order dismissed the Noteholder's claim on the basis of judicial admissions and equitable estoppel. On May 22, 2002, the Noteholders filed a Motion for Reconsideration of the Court's January 25, 2002 Order and Permission to Take Limited Discovery in Order to Supplement the Record. ECA filed a Memorandum in Opposition to this motion on June 5, 2002, and the Noteholders filed a Reply in support of their Motion on June 12, 2002. The action remains pending. The foregoing text is qualified in its entirety by Order of the United States District Court for the Southern District of West Virginia entered January 25, 2002, and by Order of the United States District Court for the Southern District of West Virginia entered June 3, 2002, in civil action number 3:01-1317. The January 25, 2002 Order was attached to ECA's most recent 10-Q filing covering the period through March 31, 2002 as Exhibit 99. The June 3, 2002 Order is attached as Exhibit 99 and incorporated herein by reference.

ITEM  7.   EXHIBITS.

Ex. 99   Order  of the United States District Court for the Southern District of
West  Virginia  entered  June  3,  2002  in  civil  action  number  3:01-1317.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  June  24,  2002

                                   By:      /s/ Michael S. Fletcher
                                       ------------------------------------
                                   Name:  Michael S. Fletcher
                                   Title: Chief Financial Officer

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